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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                         ____________________________

                                CURRENT REPORT
                                      ON
                                   FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(D)
                                    OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         ____________________________

         DATE OF REPORT (Date of earliest event reported): May 2, 2000

                         ____________________________

                            THE NETPLEX GROUP, INC.
            (Exact name of registrant as specified in its charter)

                         ____________________________

          New York                     1-11784                  11-2824578
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                     Identification No.)

          1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191
                    (Address of principal executive offices)


     Registrant's telephone number, including area code: (703) 716-4777

                          ----------------------------

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ITEM 5. OTHER EVENTS.

     Co-Branded Services Arrangement

     On May 2, 2000, The Netplex Group, Inc.'s ("Netplex") majority-owned subsidiary, Contractor's Resources (the "Company"), entered into a two-year Co-Branded Services Agreement (the "Agreement") (attached hereto as Exhibit 99.1) with TMP Interactive, Inc. ("TMP"), the parent of TMP Worldwide, Inc. (whose global online career site and flagship brand is Monster.com). Under the terms of the Agreement, the Company's MyBizOffice(TM), a World Wide Web based service which provides W-2 status to independent contractors and includes various web-enabled bundled services through a World Wide Web site currently located at the URL address "http://www.mybizoffice.com", will be a co-branded component of the Monster Talent Market, an online auction-style marketplace for independent professionals. The services offered through MyBizOffice(TM) include W-2 employee status, time sheet collection and billing, expense reimbursement, accounts receivable management and customer collections, state/federal/local payroll tax filings, credit union membership, profit sharing administration, 401(k) administration, benefits administration, deferred compensation, contract review and billing rate advice.

     Pursuant to the Agreement, the Company will create and host a co-branded website which may be accessed by means of impressions and links from the Monster Talent Market and Monster.com, the Company will be positioned within the Monster Talent Market as the primary provider of the MyBizOffice(TM) service (however, nothing contained in the Agreement shall prohibit TMP or its affiliates from developing a service similar to the MyBizOffice(TM) service for use on any web site owned or operated by TMP or its affiliates, provided that the Company continues to be the primary provider on the Monster Talent Market) and the Monster Talent Market will be positioned within mybizoffice.com as the primary provider of online career information, project search tools, resume and profile building and search tools, and project listing and resume data for contract talent.

     After the end of the two-year term of the Agreement, the Company shall have a "right of first negotiation" with respect to continuing to provide the services contemplated therein. The right of first negotiation requires that, if TMP, in its sole discretion, determines to continue to offer to users of the Monster Talent Market and Monster.com a service substantially similar to the MyBizOffice(TM) service through an unaffiliated online business services provider after the end of the term, then during the two month period commencing six months and ending four months before May 2, 2002, TMP will negotiate exclusively and in good faith with the Company for it to be the primary provider of services substantially similar to the services offered through MyBizOffice(TM) on the Monster Talent Market.

     Netplex has agreed to guarantee the Company's obligations under the Agreement; provided, however, that this guarantee obligation, as well as any other obligation of Netplex under the Agreement, shall terminate upon the initial public offering of the Company's securities which results in such securities being listed on the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market or any other national securities exchange. Netplex also issued warrants to TMP for the right to purchase 3,000,000 shares of Netplex
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common stock, consisting of (i) a warrant (incorporated by reference herein as
Exhibit 4.1) for the right to purchase 2,000,000 shares of common stock at an exercise price of $9.00 (subject to certain adjustments as stated therein), which expires May 2, 2003 and is not presently exercisable (except under certain conditions as set forth in the warrant) and (ii) a warrant (incorporated by reference herein as Exhibit 4.2) for the right to purchase 1,000,000 shares of common stock at an exercise price of $6.00 (subject to certain adjustments as stated therein), which expires May 2, 2003 and is currently exercisable. In addition, the Company agreed to pay TMP $5 million over the two-year term of the Agreement as a minimum revenue share and slot fee.

     The brief explanation of the Agreement and related agreements contained in this Report is qualified in its entirety by reference to the agreements which are filed as exhibits hereto.

     On May 3, 2000, the Company issued a press release with respect to the execution of the Agreement and the events described herein. In accordance with General Instruction F to Form 8-K, a copy of the press release dated May 3, 2000, is attached hereto as Exhibit 20 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     4.1 Form of Warrant issued to TMP Interactive, Inc. for the right to purchase 2,000,000 shares of common stock, dated May 2, 2000.*

     4.2 Form of Warrant issued to TMP Interactive, Inc. for the right to purchase 1,000,000 shares of common stock, dated May 2, 2000.*

     20   Press Release of the Company dated May 3, 2000.

     99.1 Co-Branded Services Agreement, dated as of May 2, 2000, by and between TMP Interactive Inc., Contractors Resources, Inc., and The Netplex Group, Inc.**

* Incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 9, 2000 (Commission File No. __________).
**  Confidential treatment requested for portions of this document.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      THE NETPLEX GROUP, INC.
                                      (Registrant)


Date:   May 22, 2000              By: /s/ Gene F. Zaino
                                      ------------------------------------------
                                      Name:  Gene F. Zaino
                                      Title: Chairman of the Board and President